EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Place of Incorporation

DaXingHuaShang Investment Group Limited	Seychelles
Jiujiu Group Stock Co., Ltd.	Seychelles
DaXingHuaShang Investment (Hong Kong) Limited	Hong Kong
Jiujiu (HK) Industry Limited	Hong Kong
Qianhai DaXingHuaShang Investment (Shenzhen) Co., Ltd.	PRC
Jiujiu (Shenzhen) Industry Co., Ltd.	PRC
Dongguan City France Vin Tout Ltd.	PRC
Dongguan City Fu La Tu Trade Ltd.	PRC
Dongguan City Fu Xin Gu Trade Ltd.	PRC
Dongguan City Xixingdao Technology Ltd	PRC
Dongguan City Fu Lai Food Ltd.	PRC
Dongguan City Fu Guan Healthy Industry Technology Ltd.	PRC
Dongguan City Fu Xin Technology Ltd.	PRC
Dongguan City Fu Ji Food & Beverage Ltd.	PRC
Dongguan City Fu Yi Beverage Ltd.	PRC
Dongguan City Fu Xiang Technology Ltd.	PRC
Shenzhen City Fu Tai Food Trade Ltd.	PRC
Dongguan City Fu Jing Technology Ltd.	PRC
Dongguan City Fu Sheng Drinking Water Ltd	PRC
Dongguan City Fu Jia Drinking Water Ltd	PRC
Dongguan City Fu Xi Drinking Water Ltd	PRC
Dongguan City Hao Xian Sheng Food Ltd	PRC
Huizhou City Fu Ye Trade Ltd	PRC